Exhibit 99.1

Align Technology Announces Preliminary Third Quarter Fiscal Year 2012 Results

SAN JOSE, CA--(Marketwire - October 17, 2012) - Align Technology, Inc. (NASDAQ: ALGN)

•	Q3 net revenues of $136.5 million increased 8.4% year-over-year
•	Q3 Invisalign clear aligner revenue of $126.7 million increased 10.9% year-over-year
•	Q3 Invisalign case shipments of 92.5 thousand increased 16.6% year-over-year
•	Q3 Invisalign teenager case shipments of 24.5 thousand increased 21.5% year-over-year
•	Q3 scanner and CAD/CAM services revenue of $9.8 million decreased 15.9% year-over-year
•	Preliminary Q3 diluted GAAP EPS was $0.29, non-GAAP was $0.28
•	Company Evaluating Possible Goodwill Impairment Charge

Align Technology, Inc. (NASDAQ: ALGN) today reported preliminary financial results for the third quarter of fiscal 2012 ended September 30, 2012. The preliminary results are subject to change based upon the conclusion of goodwill impairment testing being undertaken by the Company.

Total net revenues for the third quarter of fiscal 2012 (Q3 12) were $136.5 million. This is compared to $145.6 million reported in the second quarter of 2012 (Q2 12) and compared to $125.9 million reported in the third quarter of 2011 (Q3 11). Q3 12 Invisalign clear aligner revenue was $126.7 million, compared to $133.7 million in Q2 12 and $114.3 million in Q3 11. Q3 12 Invisalign clear aligner case shipments were 92.5 thousand, compared to 95.3 thousand in Q2 12 and 79.4 thousand in Q3 11, and included Align's 2 millionth case milestone. Q3 12 scanner and CAD/CAM services revenue was $9.8 million, compared to $11.9 million in Q2 12 and compared to $11.6 million in Q3 11.

The discontinuation of Align's distribution relationship with Straumann in Europe and North America, announced in a separate press release today, and the decline in results of operations of the Company's Scanner and CAD/CAM Services reporting unit triggers the risk of impairment of goodwill associated with the acquisition of Cadent. As a result, Align is in the process of conducting step one of a goodwill impairment test as prescribed by GAAP. This test is currently in progress and the Company has not concluded as to whether goodwill, which had a carrying value of $135.3 million as of September 30, 2012, is impaired and for this reason the Company's results are preliminary. Prior to filing its Form 10-Q for the third quarter of 2012, the Company expects to complete the step one impairment test. If the result of the step one analysis indicates an impairment, the Company will conduct a step two evaluation to determine the amount of the non-cash impairment charge, if any. If step two cannot be completed prior to filing of the Form 10-Q for the third quarter, the Company may estimate a range of potential impairment and may record an estimated non-cash charge in the third quarter of 2012 results. Any difference between an estimate and the final step two evaluation, would be recorded in the fourth quarter 2012. The Company's evaluation could result in a non-cash impairment charge for a substantial portion of the $135.3 million book value of goodwill which would negatively affect net income although revenue and cash flow from operations would not be impacted.

"Despite a strong summer season for Invisalign teenager cases, which increased 21% sequentially and year-over-year, our third quarter revenue was slightly lower than our outlook," said Thomas M. Prescott, Align president and CEO. "Q3 is historically a slower period for North American GP Dentists and International doctors due to summer vacations. This year summer seasonality was more pronounced in North America and as a result, we did not see the expected ramp in Invisalign cases for GP Dentists and Orthodontists. This softness has continued through October and is reflected in our Q4 guidance, which despite that slowdown, still projects a healthy annual growth rate for the company overall, with volume growth of at least 16%."

Preliminary net profit for Q3 12 was $24.3 million, or $0.29 per diluted share. This is compared to net profit of $28.5 million, or $0.34 per diluted share in Q2 12 and net profit of $19.3 million, or $0.24 per diluted share in Q3 11. Preliminary net profit for Q3 12 includes pre-tax acquisition and integration related costs of $0.2 million, pre-tax amortization of acquired intangible assets of $1.1 million, pre-tax severance and benefit costs of $0.1 million with a total income tax-related adjustment of $2.1 million. Net profit for Q2 12 includes pre-tax acquisition and integration related costs of $0.3 million, pre-tax amortization of acquired intangible assets of $1.1 million, pre-tax severance and benefit costs of $0.2 million with a total income tax-related adjustment of $1.5 million. Net profit for Q3 11 includes pre-tax acquisition and integration related costs of $1.5 million, pre-tax amortization of acquired intangible assets of $1.1 million, pre-tax severance and benefit costs of $0.2 million with a total income tax-related adjustment of $0.2 million.

To supplement our consolidated financial statements, we use the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP operating expense, non-GAAP operating margin, non-GAAP net profit, non-GAAP earnings per diluted share, EBITDA and adjusted EBITDA. Detailed reconciliations between GAAP and non-GAAP information are contained in the tables following the financial tables of this release.

Non-GAAP net profit for Q3 12 was $23.7 million, or $0.28 per diluted share. This is compared to non-GAAP net profit of $28.6 million, or $0.34 per diluted share in Q2 12 and non-GAAP net profit of $21.9 million, or $0.27 per diluted share in Q3 11.

12 Operating Results ($M)

Key GAAP Operating Results	Preliminary Q3 12	Q2 12	Q3 11
Revenue	$136.5	$145.6	$125.9
- Clear Aligner	$126.7	$133.7	$114.3
- Scanner and CAD/CAM Services	$9.8	$11.9	$11.6

Gross Margin	73.5%	74.7%	73.4%
- Clear Aligner	77.6%	79.0%	78.6%
- Scanner and CAD/CAM Services	20.6%	26.6%	21.5%

Operating Expense	$71.2	$72.8	$66.1
Operating Margin	21.4%	24.7%	20.9%
Net Profit	$24.3	$28.5	$19.3
Earnings Per Diluted Share (EPS)	$0.29	$0.34	$0.24

Key Non-GAAP Operating Results	Q3 12	Q2 12	Q3 11
Non-GAAP Gross Margin	73.7%	75.0%	73.9%
- Non-GAAP Clear Aligner	77.6%	79.0%	78.6%
- Non-GAAP Scanner & CAD/CAM Services	23.8%	30.3%	27.1%

Non-GAAP Operating Expense	$70.0	$71.6	$63.8
Non-GAAP Operating Margin	22.4%	25.8%	23.2%
Non-GAAP Net Profit	$23.7	$28.6	$21.9
Non-GAAP Earnings Per Diluted Share (EPS)	$0.28	$0.34	$0.27
EBITDA	$33.2	$40.8	$31.0
Adjusted EBITDA	$33.6	$41.3	$32.8

Total stock-based compensation expense included in Q3 12 was $5.4 million compared to $5.3 million in Q2 12 and $5.0 million in Q3 11. Stock based compensation expense included in GAAP gross margin in Q3 12, Q2 12 and Q3 11 was $0.5 million. Stock-based compensation expense included in GAAP operating expense in Q3 12 was $4.9 million compared to $4.8 million in Q2 12 and $4.5 million in Q3 11.

Liquidity and Capital Resources
As of September 30, 2012, Align Technology had $348.9 million in cash, cash equivalents, and marketable securities compared to $248.1 million as of December 31, 2011. During Q3 12, we purchased approximately 213,000 shares of our common stock at an average price of $34.15 per share for a total of approximately $7.3 million. There remains approximately $132.5 million available under the Company's existing stock repurchase authorization.

Q4 Fiscal 2012 Business Outlook
For the fourth quarter of fiscal 2012 (Q4 12), Align Technology expects net revenues to be in a range of $134.2 million to $137.8 million. Invisalign clear aligner case shipments for Q4 12 are expected to be in a range of 90.0 to 93.0 thousand cases, which reflect a year-over-year increase of 9.0% to 12.6%. GAAP earnings per diluted share for Q4 12 is expected to be in a range of $0.21 to $0.23, excluding any potential impairment charge. Non-GAAP earnings per diluted share for Q4 12 is expected to be in a range of $0.21 to $0.23. A more comprehensive business outlook is available following the financial tables of this release.

Align Announces SmartTrack™, Next Generation Invisalign Aligner Material
In a separate press release today, Align announced SmartTrack™, the next generation of Invisalign clear aligner material. SmartTrack is a proprietary, custom-engineered material that delivers gentle, more constant force considered ideal for orthodontic tooth movements. SmartTrack will become the standard Invisalign aligner material in the first quarter of 2013 for Invisalign clear aligner products in North America and Europe, as well as other international markets where regulatory approval has been obtained.

Align Web Cast and Conference Call
Align Technology will host a conference call today, October 17, 2012 at 4:30 p.m. ET, 1:30 p.m. PT, to review its preliminary third quarter fiscal 2012 results, discuss future operating trends and business outlook. The conference call will also be web cast live via the Internet. To access the web cast, go to the "Events & Presentations" section under Company Information on Align Technology's Investor Relations web site at http://investor.aligntech.com. To access the conference call, please dial 201-689-8261 approximately fifteen minutes prior to the start of the call. An archived audio web cast will be available beginning approximately one hour after the call's conclusion and will remain available for approximately 12 months. Additionally, a telephonic replay of the call can be accessed by dialing 877-660-6853 with conference number 400990 followed by #. For international callers, please dial 201-612-7415 and use the same conference number referenced above. The telephonic replay will be available through 5:30 p.m. ET on October 25, 2012.

About Align Technology, Inc.
Align Technology designs, manufactures and markets Invisalign, a proprietary method for treating malocclusion, or the misalignment of teeth. Invisalign corrects malocclusion using a series of clear, nearly invisible, removable appliances that gently move teeth to a desired final position. Because it does not rely on the use of metal or ceramic brackets and wires, Invisalign significantly reduces the aesthetic and other limitations associated with braces. Invisalign is appropriate for treating adults and teens. Align Technology was founded in March 1997 and received FDA clearance to market Invisalign in 1998. The Invisalign product family includes Invisalign, Invisalign Teen, Invisalign Assist, Invisalign Express 10, Invisalign Express 5, Invisalign Lite, and Vivera Retainers. To learn more about Invisalign or to find an Invisalign trained doctor in your area, please visit www.invisalign.com.

Cadent Holdings, Inc. is a subsidiary of Align Technology and is a leading provider of 3D digital scanning solutions for orthodontics and dentistry. The Cadent family of products includes iTero and iOC scanning systems, OrthoCAD iCast, OrthoCAD iQ and OrthoCAD iRecord. For additional information, please visit www.cadentinc.com.

About non-GAAP Financial Measures
To supplement our consolidated financial statements and our business outlook, we use the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP operating expenses, non-GAAP profit from operations, non-GAAP net profit and non-GAAP earnings per share, which exclude, as applicable, acquisition and integration related costs, amortization of acquired intangible assets, severance and benefit costs, and any related income tax-related adjustments, and EBITDA and adjusted EBITDA. The presentation of this financial information is not intended to be considered in isolation, or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our "core operating performance". Management believes that "core operating performance" represents Align's performance in the ordinary, ongoing and customary course of its operations. Accordingly, management excludes from "core operating performance" certain expenditures and other items that may not be indicative of our operating performance including discrete cash and non-cash charges that are infrequent or one-time in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management's internal evaluation of period-to-period comparisons. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) they are provided to and used by our institutional investors and the analyst community to facilitate comparisons with prior and subsequent reporting periods. A reconciliation of the GAAP and non-GAAP financial measures for the quarter and year and a more detailed explanation of each non-GAAP financial measure and its uses are provided in the footnotes to the table captioned "Reconciliation of GAAP to non-GAAP Key Financial Metrics" and "Business Outlook Summary" included at the end of this release.

Forward-Looking Statement
This news release, including the tables below, contains forward-looking statements, including statements regarding certain business metrics for the fourth quarter of 2012, including anticipated net revenue, gross margin, operating expense, operating income, earnings per share, case shipments and cash. Forward-looking statements contained in this news release and the tables below relating to expectations about future events or results are based upon information available to Align as of the date hereof. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. As a result, actual results may differ materially and adversely from those expressed in any forward-looking statement. Factors that might cause such a difference include, but are not limited to, difficulties predicting customer and consumer purchasing behavior, the willingness and ability of our customers to maintain and/or increase utilization in sufficient numbers, the possibility that the development and release of new products does not proceed in accordance with the anticipated timeline, the possibility that the market for the sale of these new products may not develop as expected, the risks relating to Align's ability to sustain or increase profitability or revenue growth in future periods while controlling expenses, growth related risks, including capacity constraints and pressure on our internal systems and personnel, our ability to successfully achieve the anticipated benefits from the acquisition of Cadent Holdings, Inc., continued customer demand for our existing and new products, changes in consumer spending habits as a result of, among other things, prevailing economic conditions, levels of employment, salaries and wages and consumer confidence, the timing of case submissions from our doctors within a quarter, acceptance of our products by consumers and dental professionals, foreign operational, political and other risks relating to Align's international manufacturing operations, Align's ability to protect its intellectual property rights, continued compliance with regulatory requirements, competition from existing and new competitors, Align's ability to develop and successfully introduce new products and product enhancements, and the loss of key personnel. These and other risks are detailed from time to time in Align's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which was filed with the Securities and Exchange Commission on February 29, 2012. In addition to that information, the possibility of an impairment charge, which could result in a substantial reduction against goodwill and a commensurate charge against earnings, could have a material adverse impact on the preliminary results reported in this press release and on results during a subsequent period. While the Company expects to reflect the outcome of its impairment testing in its Form 10-Q and final reported results for the third quarter ended September 30, 2012, Align undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	Preliminary September 30, 2012	September 30, 2011	Preliminary September 30, 2012	September 30, 2011

Net revenues	$136,496	125,894	$417,201	350,836

Cost of revenues	36,146	33,524	107,291	85,103

Gross profit	100,350	92,370	309,910	265,733

Operating expenses:
Sales and marketing	36,468	34,655	114,272	106,062
General and administrative	23,896	21,609	68,674	66,695
Research and development	9,952	8,926	31,158	27,586
Amortization of acquired intangible assets	866	868	2,620	1,460
Total operating expenses	71,182	66,058	216,724	201,803

Profit from operations	29,168	26,312	93,186	63,930

Interest and other income (expense), net	(353)	(118)	(624)	(335)

Profit before income taxes	28,815	26,194	92,562	63,595

Provision for income taxes	4,494	6,930	18,765	17,328

Net profit	$24,321	$19,264	$73,797	$46,267

Net profit per share
- basic	$0.30	$0.25	$0.92	$0.60
- diluted	$0.29	$0.24	$0.89	$0.58

Shares used in computing net profit per share
- basic	81,437	78,455	80,356	77,735
- diluted	83,906	80,266	83,016	80,040

ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	Preliminary September 30, 2012	December 31, 2011

ASSETS

Current assets:
Cash and cash equivalents	$304,907	$240,675
Restricted cash	1,564	4,026
Marketable securities, short-term	23,142	7,395
Accounts receivable, net	105,902	91,537
Inventories	15,137	9,402
Other current assets	33,594	31,781
Total current assets	484,246	384,816

Marketable securities, long-term	20,802	-
Property and equipment, net	75,248	53,965
Goodwill and intangible assets, net	182,644	185,405
Deferred tax asset	27,189	22,337
Other long-term assets	2,700	2,741

Total assets	$792,829	$649,264

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$14,415	$19,265
Accrued liabilities	71,949	76,600
Deferred revenue	65,324	52,252
Total current liabilities	151,688	148,117

Other long term liabilities	14,311	10,366

Total liabilities	165,999	158,483

Total stockholders' equity	626,830	490,781

Total liabilities and stockholders' equity	$792,829	$649,264

ALIGN TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP KEY FINANCIAL METRICS

Reconciliation of GAAP to Non-GAAP Gross Profit
(in thousands)
	Three Months Ended
	September 30, 2012	June 30, 2012	September 30, 2011

GAAP Gross profit	$100,350	$108,800	$92,370
Acquisition and integration costs related to cost of revenues (1)	55	72	202
Amortization of acquired intangible assets related to cost of revenues (2)	213	232	267
Severance and benefit costs related to cost of revenues(3)	39	135	175
Non-GAAP Gross profit	$100,657	$109,239	$93,014

Reconciliation of GAAP to Non-GAAP Gross Profit Scanner and CAD/CAM Services
(in thousands)
	Three Months Ended
	September 30, 2012	June 30, 2012	September 30, 2011

GAAP Scanner and CAD/CAM Services gross profit	$2,016	$3,183	$2,500
Acquisition and integration costs related to cost of revenues (1)	55	72	202
Amortization of acquired intangible assets related to cost of revenues (2)	213	232	267
Severance and benefit costs related to cost of revenues(3)	39	135	175
Non-GAAP Gross profit	$2,323	$3,622	$3,144

Reconciliation of GAAP to Non-GAAP Operating Expenses
(in thousands)
	Three Months Ended
	September 30, 2012	June 30, 2012	September 30, 2011

GAAP Operating expenses	$71,182	$72,788	$66,058
Acquisition and integration costs related to operating expenses (1)	(179)	(261)	(1,296)
Amortization of acquired intangible assets related to operating expenses (2)	(866)	(869)	(868)
Severance and benefit costs related to operating expenses (3)	(105)	(49)	(72)
Non-GAAP Operating expenses	$70,032	$71,609	$63,822

Reconciliation of GAAP to Non-GAAP Profit from Operations
(in thousands)
	Three Months Ended
	September 30, 2012	June 30, 2012	September 30, 2011

GAAP Profit from operations	$29,168	$36,012	$26,312
Acquisition and integration costs (1)	234	333	1,498
Amortization of acquired intangible assets (2)	1,079	1,101	1,135
Severance and benefit costs (3)	144	184	247
Non-GAAP Profit from operations	$30,625	$37,630	$29,192

Reconciliation of GAAP to Non-GAAP Net Profit
(in thousands, except per share amounts)
	Three Months Ended
	September 30, 2012	June 30, 2012	September 30, 2011

GAAP Net profit	$24,321	$28,492	$19,264
Acquisition and integration costs (1)	234	333	1,498
Amortization of acquired intangible assets (2)	1,079	1,101	1,135
Severance and benefit costs (3)	144	184	247
Income tax-related adjustments (4)	(2,078)	(1,512)	(203)
Non-GAAP Net profit	$23,700	$28,598	$21,941

Diluted Net profit per share:
GAAP	$0.29	$0.34	$0.24
Non-GAAP	$0.28	$0.34	$0.27

Shares used in computing diluted GAAP Net profit per share	83,906	82,954	80,266
Shares used in computing diluted Non-GAAP Net profit per share	83,906	82,954	80,266

Reconciliation of GAAP Net Profit to EBITDA and Adjusted EBITDA
(in thousands)
	Three Months Ended
	September 30, 2012	June 30, 2012	September 30, 2011

GAAP Net profit	$24,321	$28,492	$19,264
Provision for income taxes	4,494	8,061	6,930
Depreciation and amortization (5)	4,374	4,267	4,823
EBITDA (6)	33,189	40,820	31,017

Adjustments or charges:
Acquisition and integration related costs (1)	234	333	1,498
Severance and benefit costs (3)	144	184	247
EBITDA after adjustments (6)	$33,567	$41,337	$32,762

References to GAAP in the third quarter tables above are preliminary GAAP results and do not include the impact of any potential impairment charge.

(1) Acquisition costs and integration related. We have incurred acquisition-related and other expenses which include legal, banker, accounting and other advisory fees of third parties, retention bonuses, integration and professional fees. We do not engage in acquisitions in the ordinary course of business. We believe that it is important to understand these charges; however, we do not believe that these charges are indicative of future operating results. We believe that eliminating these expenses from our non-GAAP measures is useful because we generally would not have otherwise incurred such expenses in the periods presented as part of our continuing operations.

(2) Amortization of acquired intangible assets. When conducting internal development of intangible assets (including developed technology, customer relationships, trademarks, etc.), GAAP accounting rules require that we expense the costs as incurred. In the case of acquired businesses, however, we are required to allocate a portion of the purchase price to the accounting value assigned to intangible assets acquired and amortize this amount over the estimated useful lives of the acquired intangibles. The acquired company, in most cases, has itself previously expensed the costs incurred to develop the acquired intangible assets, and the purchase price allocated to these assets is not necessarily reflective of the cost we would incur in developing the intangible asset. We eliminate these amortization charges for our non-GAAP operating results to provide better comparability of pre and post-acquisition operating results and comparability to results of businesses utilizing internally developed intangible assets.

(3) Severance and benefits costs. These costs are related to the closure of our New Jersey operations and were realized through the first three quarters of 2012. We have engaged in various restructuring and exit activities in 2011 and 2009 that have resulted in costs associated with severance and benefits. Such activity has been a discrete event based on a unique set of business objectives or circumstances, and each has differed from the others in terms of its operational implementation, business impact and scope. We do not engage in restructuring and/or exit activities in the ordinary course of business. We believe that it is important to understand these charges and, we believe that investors benefit from excluding these charges from our operating results to facilitate a more meaningful evaluation of current operating performance and comparisons to past operating performance.

(4) Income tax-related adjustments. Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for discrete tax items and items excluded from GAAP income in calculating the non-GAAP financial measures presented above. Our estimated tax rate on non-GAAP income is determined annually and may be re-calculated during the year to take into account events or trends that we believe materially impact the estimated annual rate.

(5) Includes the amortization of acquired intangible assets.

(6) EBITDA and adjusted EBITDA. We use EBITDA as a performance measure for benchmarking against our peers and competitors. We believe EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties to evaluate companies in the medical technology industry. We also use adjusted EBITDA which excludes certain special or non-recurring expenses, net of certain special or non-recurring benefits, detailed in the reconciliation tables that accompany this release, as an internal measure of business operating performance. We believe such financial measures provide a meaningful perspective of the underlying operating performance to our current business. EBITDA and adjusted EBITDA are not recognized terms under GAAP. Because all companies do not calculate EBITDA and similarly titled financial measures in the same way, those measures as used by other companies may not be consistent with the way we calculate such measures and should not be considered as alternative measures of operating or net profit.

ALIGN TECHNOLOGY
Q3 2012 EARNINGS RELEASE ADDITIONAL DATA
REVENUE PERFORMANCE AND CLEAR ALIGNER METRICS
(in thousands except per share data)

	Q1	Q2	Q3	Q4	FISCAL	Q1	Q2	Q3
	2011	2011	2011	2011	2011	2012	2012	2012
Invisalign Clear Aligner Revenues by Geography:
North America	$74,258	$79,755	$79,678	$81,789	$315,480	$86,871	$92,997	$89,568
North American Orthodontists	35,017	37,112	37,450	37,939	147,518	41,688	43,942	43,090
North American GP Dentists	39,241	42,643	42,228	43,850	167,962	45,183	49,055	46,478
International	25,179	27,898	28,346	30,054	111,477	29,700	32,883	29,700
Non-case*	5,419	5,994	6,254	7,089	24,756	6,757	7,789	7,457
Total Clear Aligner Revenue	$104,856	$113,647	$114,278	$118,932	$451,713	$123,328	$133,669	$126,725
YoY % growth	16.4%	5.0%	19.1%	28.0%	16.7%	17.6%	17.6%	10.9%
QoQ % growth	12.9%	8.4%	0.6%	4.1%		3.7%	8.4%	-5.2%
*includes Invisalign training, ancillary products, and retainers
Invisalign Clear Aligner Revenues by Product:
Invisalign Full	$71,128	$76,636	$75,158	$79,469	$302,391	$82,424	$88,617	$80,294
Invisalign Express/Lite	10,051	11,095	10,498	10,865	42,509	11,806	13,632	12,779
Invisalign Teen	11,876	12,817	15,393	14,443	54,529	15,148	16,380	19,144
Invisalign Assist	6,382	7,105	6,974	7,066	27,527	7,193	7,251	7,051
Non-case*	5,419	5,994	6,255	7,089	24,757	6,757	7,789	7,457
Total Clear Aligner Revenue	$104,856	$113,647	$114,278	$118,932	$451,713	$123,328	$133,669	$126,725

Average Invisalign Selling Price (ASP), as billed:
Total Worldwide Blended ASP	$1,395	$1,410	$1,385	$1,360	$1,385	$1,370	$1,335	$1,320
International ASP	$1,555	$1,660	$1,560	$1,530	$1,575	$1,485	$1,455	$1,355

Invisalign Clear Aligner Cases Shipped by Geography:
North America	55,180	59,230	61,190	62,990	238,585	65,280	72,685	70,610
North American Orthodontists	26,890	28,520	30,070	29,890	115,370	32,235	35,420	35,885
North American GP Dentists	28,290	30,710	31,120	33,100	123,215	33,045	37,265	34,725
International	16,190	16,790	18,170	19,600	70,750	19,985	22,595	21,905
Total Cases Shipped	71,370	76,020	79,360	82,590	309,335	85,265	95,280	92,515

Invisalign Clear Aligner Cases Shipped by Product:
Invisalign Full	48,110	51,100	51,360	55,700	206,270	57,145	62,510	57,400
Invisalign Express/Lite	10,500	11,310	11,020	11,385	44,215	12,855	15,300	14,610
Invisalign Teen	7,930	8,615	11,730	9,810	38,080	9,935	11,860	15,265
Invisalign Assist	4,830	4,995	5,250	5,695	20,770	5,330	5,610	5,240
Total Cases Shipped	71,370	76,020	79,360	82,590	309,335	85,265	95,280	92,515

Number of Invisalign Doctors Cases Shipped to:
North American Orthodontists	4,150	4,160	4,260	4,280	5,280	4,460	4,575	4,660
North American GP Dentists	10,250	10,665	11,040	10,875	17,305	11,365	12,120	11,925
International	4,150	4,260	4,590	4,795	7,625	5,085	5,480	5,400
Total Doctors Cases were Shipped to Worldwide	18,550	19,085	19,890	19,950	30,210	20,910	22,175	21,985

Invisalign Doctor Utilization Rates*:
North American Orthodontists	6.5	6.9	7.1	7.0	21.9	7.2	7.7	7.7
North American GP Dentists	2.8	2.9	2.8	3.0	7.1	2.9	3.1	2.9
International	3.9	3.9	4.0	4.1	9.3	3.9	4.1	4.1
Total Utilization Rates	3.9	4.0	4.0	4.1	10.2	4.1	4.3	4.2
* # of cases shipped/# of doctors to whom cases were shipped
Number of Invisalign Doctors Trained:
North American Orthodontists	75	80	100	100	355	90	95	125
North American GP Dentists	715	765	630	855	2,960	720	995	675
International	165	520	855	970	2,510	715	965	685
Total Doctors Trained Worldwide	955	1,365	1,585	1,925	5,825	1,525	2,055	1,485
Total to Date Worldwide	64,780	66,145	67,730	69,655	69,655	71,180	73,235	74,720

Scanner and CAD/CAM Services Revenue:
North America Scanner and CAD/CAM Services	$-	$5,241	$9,098	$9,611	$23,950	$11,120	$11,752	$9,439
International Scanner and CAD/CAM Services	-	1,198	2,518	362	4,078	631	205	332
Total Scanner and CAD/CAM Revenue	$-	$6,439	$11,616	$9,973	$28,028	$11,751	$11,957	$9,771

Scanner Revenue	$-	$2,735	$5,420	$5,228	$13,383	$5,361	$6,032	$4,023
CAD/CAM Services Revenue	-	3,704	6,196	4,745	14,645	6,390	5,925	5,748
Total Scanner and CAD/CAM Revenue	$-	$6,439	$11,616	$9,973	$28,028	$11,751	$11,957	$9,771

Total Revenue by Geography:
Total North America Revenue	$74,258	$84,996	$88,776	$91,400	$339,430	$97,991	$104,749	$99,007
Total International Revenue	25,179	29,096	30,864	30,416	115,555	30,331	33,088	30,032
Total Non-case Revenue	5,419	5,994	6,254	7,089	24,756	6,757	7,789	7,457
Total Worldwide Revenue	$104,856	$120,086	$125,894	$128,905	$479,741	$135,079	$145,626	$136,496
YoY % growth	16.4%	11.0%	31.2%	38.8%	23.9%	28.8%	21.3%	8.4%
QoQ % growth	12.9%	14.5%	4.8%	2.4%		4.8%	7.8%	-6.3%

Note: Historical public data may differ due to rounding. Additionally, rounding may effect totals.

ALIGN TECHNOLOGY, INC.
BUSINESS OUTLOOK SUMMARY
(unaudited)

The outlook figures provided below and elsewhere in this press release are approximate in nature since Align's business outlook is difficult to predict. Align's future performance involves numerous risks and uncertainties and the company's results could differ materially from the outlook provided. Some of the factors that could affect Align's future financial performance and business outlook are set forth under "Forward Looking Information" above in this press release.

Financials
(in millions, except per share amounts and percentages)

	Q4 2012

	GAAP		Adjustment	(a)	Non-GAAP

Net Revenue	$134.2 - 137.8				$134.2 - 137.8

Gross Profit	$96.2 - $99.3		$0.3		$96.5 - 99.6

Gross Margin	71.7% - 72.1%				71.9% - 72.3%

Operating Expenses	$73.6 - $74.9	(b)	$1.0		$72.6 - $73.9

Operating Margin	16.9% - 17.7%	(b)			17.8% - 18.7%

Net Income per Diluted Share	$0.21 - $0.23	(b)	$0.00		$0.21 - $0.23

Stock Based Compensation Expense:
Cost of Revenues	$0.5				$0.5
Operating Expenses	$5.2				$5.2
Total Stock Based Compensation Expense	$5.7				$5.7

(a) Includes scanner and CAD/CAM services amortization of acquired intangibles assets, and severance and benefit costs.
(b) Excludes the impact of any potential impairment charge.

Business Metrics:
	Q4 2012
Case Shipments	90.0K - 93.0K
Cash, Cash Equivalents, and Marketable Securities	$385M - $395M *
Capex	$11.0M - $12.5M
Depreciation & Amortization	$3.7M - $4.1M
Diluted Shares Outstanding	84.5M*

* Excludes any stock repurchases during the quarter

Investor Relations Contact
Shirley Stacy
Align Technology, Inc.
(408) 470-1150
sstacy@aligntech.com

Press Contact
Shannon Mangum Henderson
Ethos Communication, Inc.
(678) 261-7803
align@ethoscommunication.com